UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ALICO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALICO, INC.

Post Office Box 338

La Belle, Florida 33975

Notice of Annual Meeting of Shareholders

To be held January 19, 2007

To the Shareholders of ALICO, INC.:	December 19, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ALICO, INC., a Florida corporation (the “Company”), will be held in the Alico Arena at Florida Gulf Coast University, 10501 FGCU Blvd. South, Ft. Myers, Florida 33965, at Ten O’clock A.M., on Friday, January 19, 2007, for the following purposes:

1. To elect nine Directors to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

2. To approve the Amended and Restated Director Compensation Plan.

3. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

Only shareholders of record on the Company’s books at the close of business on November 30, 2006, will be entitled to notice of, and to vote at, said meeting.

If you are unable to attend the meeting in person but wish your shares to be voted upon the matters to come before it, please complete, sign and date the accompanying proxy card and mail it in the enclosed envelope. Postage is not required if mailed in the United States.

A copy of the Company’s Forty-Seventh Annual Report to Shareholders, dated December 19, 2006, is enclosed herewith.

By Order of the Board of Directors

Denise Plair

Secretary

ALICO, INC.

Post Office Box 338

La Belle, Florida 33975

PROXY STATEMENT

SOLICITATION

December 19, 2006

La Belle, Florida

The Board of Directors of ALICO, INC. (the “Company”) hereby solicits proxies to be used at the Annual Meeting of Shareholders of the Company to be held on January 19, 2007, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith.

Every proxy may be revoked at any time prior to the exercise thereof by any shareholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting, by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

It is anticipated that this proxy statement and accompanying notice, form of proxy card and Company’s Annual Report to Shareholders will be first sent to the Shareholders of the Company on or about December 20, 2006.

VOTING SECURITIES

The Company has only one class of voting securities outstanding, its Common Stock, par value $1.00 per share, of which 7,372,419 were outstanding as of November 30, 2006. Each share entitles the holder thereof to one vote per share. Only shareholders of record at the close of business on November 30, 2006, will be entitled to vote at the meeting or at any and all adjournments thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF NOVEMBER 30, 2006:

The following table sets forth certain information relating to the beneficial ownership of shares of Common Stock of the Company as of November 30, 2006, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all directors and executive officers of the Company as a group. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company’s outstanding Common Stock. To the knowledge of the Company, except as noted in the footnotes below, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Atlantic Blue Group, Inc. 122 East Tillman Avenue Lake Wales, Florida 33853	3,725,457	(2)	50.5

Beck, Mack & Oliver Madison Ave New York, NY 10017	397,406	(3)	5.39

Third Avenue Management LLC 622 Third Avenue, 32nd Floor, New York, NY 10017	418,531	(4)	5.68

John R. Alexander ALICO, INC. Post Office Box 338 La Belle, Florida 33975	3,730,157	(2)(12)	50.6%

Robert E. Lee Caswell 3495 Piedmont Road Suite 900, Ten Piedmont Center Atlanta, GA 30305	0			*

Evelyn D’An 1301 N.E. 103rd Street Miami Shores, FL 33138	1,537	(5)		*

Phillip S. Dingle 2905 Bayshore Blvd. Suite 200 Tampa, FL 33629	3,052	(6)		*

Gregory T. Mutz 125 S. Wacker Drive, Suite 3100 Chicago, IL 60606	11,636	(7)		*

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Charles L. Palmer 2205 Middle River Drive Fort Lauderdale, FL 33305	11,828	(8)		*

Baxter G. Troutman P.O. Box 1043 Winter Haven, FL 33882	3,726,057	(2)	50.5

Robert J. Viguet, Jr. 333 Clay Street, Suite 3300 Houston, TX 77002	0	(9)		*

Gordon Walker 331 Ridgebriar Drive Richardson, TX 75080	2,042	(10)		*

Dan Gunter 185 Kenwith Lakeland, FL 33905	950	(11)		*

Patrick W. Murphy P.O. Box 1036 La Belle, FL 33975	300			*

All executive officers and directors as a group (12 persons)	36,645.0050			%(13)

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting and/or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of November 30, 2006, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes 3,725,457 shares held through Alico Holding, LLC (2215-B Renaissance Drive, Suite 5, Las Vegas, NV 89119), a wholly owned subsidiary of Atlantic Blue Group, Inc. of which Mr. John R. Alexander and Mr. Baxter G. Troutman may be considered to be the indirect beneficial owners by virtue of their shared control, together with the Alexander, Collier and Milligan families, of 100% of the stock of Atlantic Blue Group, Inc.
(3)	As reported by Vickers Stock Research Corporation on November 6, 2006 and includes shares reported by Beck, Mack & Oliver on Schedule 13F filed on November 15, 2006.
(4)	As reported by Vickers Stock Research Corporation on November 6, 2006 and includes shares reported by Third Avenue Management LLC on Schedule 13F filed with the SEC as of October 17, 2006.

(5)	Consists of shares received under the Directors Stock Compensation Plan pursuant to such director’s election to receive shares in lieu of cash fees, but does not include 303 shares earned by Ms. D’An under the Directors Stock Compensation Plan for the period of September through November 2006, but which had not been issued as of December 12, 2006.
(6)	Includes 1,852 shares received under the Directors Stock Compensation Plan pursuant to Mr. Dingle’s election to receive shares in lieu of cash fees but does not include 355 shares earned by Mr. Dingle under the Directors Stock Compensation Plan for the period of September through November 2006, but which had not been issued as of December 12, 2006.
(7)	Includes 5,336 shares received under the Directors Stock Compensation Plan pursuant to Mr. Mutz’s election to receive shares in lieu of cash fees but does not include 862 shares earned by Mr. Mutz under the Directors Stock Compensation Plan for the period of September through November 2006, but which had not been issued as of December 12, 2006.
(8)	Includes 1,827 shares received under the Directors Stock Compensation Plan pursuant to Mr. Palmer’s election to receive shares in lieu of cash fees but does not include 375 shares earned by Mr. Palmer under the Directors Stock Compensation Plan for the period of September through November 2006, but which had not been issued as of December 12, 2006.
(9)	Elected to the Board September 29, 2006. Does not include 211 shares earned by Mr. Viguet under the Directors Stock Compensation Plan for the period of September through November 2006, but which had not been issued as of December 12, 2006.
(10)	Consists of shares received under the Directors Stock Compensation Plan pursuant to such director’s election to receive shares in lieu of cash fees. Does not include 401 shares which were earned by Mr. Walker under the Directors Stock Compensation Plan for the period of September through November 2006, but which had not been issued as of December 12, 2006.
(11)	Includes 50 shares in the name of Kristen C. Gunter and Dan L. Gunter Joint Tenants with Right of Survivorship.
(12)	Also includes 3,400 shares in the name of Sarah Jane Alexander, Mr. Alexander’s wife, but as to which shares Mr. Alexander disclaims beneficial ownership. Mr. Alexander was granted 20,000 shares of restricted stock on October 27, 2006, of which 4,000 shares vested immediately upon grant and are accounted for as compensation expenses related to the 2006 fiscal year although they are not included in the table above because they were not issued as of December 12, 2006. Pursuant to the terms of the grant, Mr. Alexander will not have the power to vote or dispose of the 16,000 unvested restricted shares until the restrictions thereon vest and, accordingly, these shares are also not included in the table.
(13)	Does not include the shares of Alico Holdings, LLC reflected under John Alexander’s name in the chart above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year 2006, and certain written representations, if any, made to the Company, no officer, director or beneficial owner of 10% or more of the Company’s common stock has failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act to be filed during fiscal 2006, except that Director Alexander filed one Form 4 late reporting an indirect purchase and Director Dingle filed one Form 4 late after the required date due to an oversight.

PROPOSAL ONE

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

At the Annual Meeting, nine Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified, unless they earlier resign or a vacancy is created due to the respective death or removal of any of such directors, or for other cause in accordance with the Bylaws of the Company. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. The proxy cannot be voted for a greater number of persons than the number of nominees nominated. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but if any of the nominees should be unable to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place.

A plurality of the votes received will elect each director. Abstentions and broker non-votes will not be counted for the purpose of determining whether a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW:

Information Regarding Director Nominees

The following sets forth the names, ages and business experience for the past five years, including principal occupation or employment (other than with the Company), of each of the nine Director nominees, as it has been furnished to the Company by each nominee.

Nominee	Age	Position with the Company, if any	Business Experience
John R. Alexander (1)	70	Chairman of the Board and Chief Executive Officer	Director and Chairman of the Board of the Company since 2004. Mr. Alexander also served as Chairman, President and Chief Executive Officer of Atlantic Blue Trust, Inc., n/k/a Atlantic Blue Group, Inc. (from February 26, 2004 until March 21, 2005) and as a Co-General Partner of Scenic Highland Grove, LLP (1996 to Present), Chairman of the Four Sisters Protectorate (1999 to 2004), and as Executive Vice President of the Four Sisters Properties, Inc.(2001 to 2004). Mr. Alexander served as Senior Vice President and Corporate Secretary and Director of Orange-co, Inc. (OCI) (1992-1998) and as Vice President and Director of Ben Hill Griffin, Inc. (1980-1998). Mr. Alexander serves on the Board of Directors of Farm Credit of Southwest Florida, ACA (1992—Present)

Nominee	Age	Position with the Company, if any	Business Experience
Robert E. Lee Caswell (1)	46		Director of the Company since March 2005. Mr. Caswell is the Operations Manager for PC Associates, LLC, a developer and manager of mid-rise and high-rise office properties in Atlanta, Georgia and surrounding areas. Mr. Caswell has been with PC Associates since 1994, and he has prior experience in real estate development with a variety of companies, including residential, office and industrial development: Caswell & Associates, Inc. (1991-1994), AMLI Realty Co. (1987-1991), NTS Development Corporation (1985-1987); and Merrill Lynch Commercial Real Estate (1983-1985).

Evelyn D’An	44		Director of the Company since April 2005. Ms. D’An is the President and founder of D’An Financial Services, Inc.(DFS), an integrated business consulting firm that provides the expertise and insight of highly qualified accounting, finance, Sarbanes Oxley, information technology and strategic tax professionals to clients. Prior to establishing D’An Financial Services, Ms. D’An was an audit and advisory partner at Ernst & Young (1986-2004), where she served numerous publicly held companies and also established and led their South Florida Public Sector Practice.

Phillip S. Dingle	45		Director of the Company since April 2005. Mr. Dingle is Managing Partner and a founder of HealthEdge Investment Partners, LLC, a private equity firm that focuses on making investments in healthcare companies. Mr. Dingle was the immediate past Chairman and Chief Executive Officer (2001-2004) of PlanVista Corporation (formerly HealthPlan Services Corporation, a New York Stock Exchange company) headquartered in Tampa, Florida until its merger with ProxyMed, Inc. (PILL). Before assuming the positions of Chairman and Chief Executive Officer of PlanVista, Mr. Dingle served as its President and Chief Executive Officer (2000-2001), as its Chief Financial Officer (1999-2000) and as its Chief Counsel (1996-1998).

Gregory T. Mutz	61	Lead Director	Lead Director of the Company since February 2005. Mr. Mutz is the Chairman of the Board (1994—present) and Chief Executive Officer (1994-1999, 2004—present) of AMLI Residential Properties Trust, a real estate investment trust. Mr. Mutz is also the Lead Trustee for the ABN Amro Family of Mutual Funds, a large group of mutual funds sponsored by ABN Amro, an international diversified bank and financial institution, and a member of the Board of Genesis Financial Solutions, a privately-held company based in Portland, Oregon providing debt recovery,

Nominee	Age	Position with the Company, if any	Business Experience
			consumer lending and credit card services. Mr. Mutz had previously served as an independent member of the board of Atlantic Blue Trust, Inc. (n/k/a Atlantic Blue Group, Inc.), a position he resigned immediately prior to his election to the Company’s Board. From 1999-2003 Mr. Mutz served as President and Chief Executive Officer of UICI (NYSE: UCI), a Dallas-based insurance company.

Charles L. Palmer	64		Director of the Company since April 2005. Mr. Palmer is President and Chief Executive Officer of North American Company, LLLP, a diversified holding company headquartered in Broward County, Florida which participates in specialty acquisition funds through North American Funds and real estate development through Sea Ranch Properties, Inc. Mr. Palmer has served in that capacity since 1972. Mr. Palmer acts as Chief Executive Officer of each of these Companies and of North American Business Development Companies, LLC, a business entity that manages each of the specialty acquisition funds. He is also chairman of each of the businesses held in such funds which currently include: Culinary Standards Corporation (frozen food manufacturer); Polymer Design Corporation (a liquid-resin parts manufacturer); UNIPOWER Corporation (a power supply manufacturer). Mr. Palmer also serves on the boards of Sun Trust Bank of South Florida, NA, a subsidiary of SunTrust Banks, Inc., the Board of the Performing Arts Center Authority of Broward County, and the Broward County Community Foundation.

Baxter G. Troutman (1)	40		Director of the Company since 2004. Mr. Troutman serves as a State Representative (2002 to Present) and is the Founder and CEO of Florida Labor Solutions, Inc. (1997 to Present), a temporary labor company providing over 800 employees to various businesses in Florida, Georgia and North Carolina. Prior to 1997, Mr. Troutman was a Regional Food Service Sales Manager for Orange-Co., Inc. (NYSE:OCI) from 1993 to 1996. Mr. Troutman was a director of Atlantic Blue Trust, Inc., n/k/a Atlantic Blue Group, Inc., from 2004 to March 21, 2005.

Robert J. Viguet, Jr.	48		Director of the Company since September 2006, Mr. Viguet is a corporate and securities attorney in the Houston, Texas office of Thompson & Knight LLP, an international law firm where he has been a partner since 2003. Mr. Viguet was a shareholder in the Houston, Texas office of Chamberlain, Hrdlicka, White, Williams & Martin, a regional law firm where

Nominee	Age	Position with the Company, if any	Business Experience
			he was a member of the firm’s corporate and securities practice group (1996-2003) and a member of the firm’s management committee (1999-2002 and 2003). Mr. Viguet previously worked as a corporate attorney for Apache Corporation (NYSE: APA), a leading independent oil company (1993-1996), and was an investment banker and shareholder of McFarland, Grossman & Company, a private investment banking firm focusing on industry consolidations and emerging growth companies (1992-1993). Mr. Viguet is an independent member of the Board of Directors of Atlantic Blue Group, Inc. (2005—Present)

Gordon Walker, PhD	62		Director of the Company since April 2005. Dr. Walker is currently the Chairman of the Department of Strategy and Entrepreneurship at the Cox School of Business, Southern Methodist University, having originally joined the University faculty in 1993. Previously, he taught at Yale University as an Adjunct Professor, at the Wharton School as an Associate Professor, and at the Sloan School, Massachusetts Institute of Technology as an Associate and Assistant Professor.

(1)	Mr. John R. Alexander is the uncle of Mr. Baxter G. Troutman and father-in-law to Mr. Robert E. Lee Caswell.

LEAD DIRECTOR POSITION

The Board established the position of Lead Director in February of 2005. The Lead Director is an independent Director designated by the other independent Directors when the Chairman of the Board is not an independent Director. The Lead Director’s responsibilities include:

•	convening and chairing the regular sessions of the non-management Directors (“executive sessions”);

•	convening and chairing special meetings of the non-management Directors as may be necessary from time to time, including in times of crisis;

•	with the Chair/CEO, developing the agenda for Board meetings, identifying the Board’s information needs associated with agenda items, and identifying the need for and scope of related presentations;

•	communicating to the Chair/CEO (together with the chair of the appropriate committee), the results of the Board’s evaluation of Chair/CEO performance;

•	developing with the Nominating and Governance Committee procedures governing the Board’s work;

•	developing with the Nominating and Governance Committee criteria for Director candidates and discussing with the committee the Board’s compositional needs;

•	communicating to prospective Board members (together with the chair of the Nominating and Governance committee) any invitation to join the Board;

•	recommending to the Board and its committees the retention of lawyers, consultants and advisors who directly report to the Board and/or to the independent Directors;

•	coordinating the work and meetings of committees, and acting as liaison between Directors, committee chairs, the Chair/CEO and other senior members of management;

•	serving as an information resource for the Directors; and

•	performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management Directors, by the independent Directors, or by the Chair/CEO.

REPORT ON BOARD SELECTION/INCLUSIVENESS REVIEW

In recognition of the fact that Alico’s employees, customers and shareholders represent a greater diversity of backgrounds than ever before, in 2002 the Company adopted a Policy for Board Inclusiveness Review to ensure that, in seeking qualified candidates to fill vacancies on our Board of Directors, the Company makes a greater commitment to locate candidates whose backgrounds reflect the diversity seen in Alico’s employee, shareholder and customer base. While Alico has never discriminated against any employee, applicant, board candidate, or anyone on the basis of race, color, religion, sex, national origin, age, ancestry or disability, in order to achieve diversity, Alico is taking affirmative steps to identify qualified candidates who can enhance its Board. This does not mean that Alico will solicit for association with the Company anyone other than those whose skills, education, experience and performance are of the highest caliber. However, it does mean that Alico will actively seek to ensure that the candidate pool includes persons with diverse backgrounds.

Typically, Board vacancies are filled from nominees supplied by the Nominating and Governance Committee after considering nominees proposed by Board members or who come to the attention of the Nominating and Governance Committee through their performance in areas of benefit to the Company. In addition, the Nominating and Governance Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, provided that such recommendations are limited to one nominee recommendation per shareholder or affiliated group of shareholders. Each nominee’s qualifications are reviewed by the Nominating and Governance Committee, and the final selection is made on the basis of the nominee whose experience and background are deemed to provide a more valuable contribution to the Board. On an annual basis, at the shareholder’s meeting, the slate of Board members is put to the shareholders for re-election. Board members are selected to serve on those committees where their individual talents and background would most benefit the Company. For the Audit, Nominating and Governance, and Compensation committees in particular, committee members are selected based on their expertise and independence in accordance with current SEC and Nasdaq rules. These processes will remain the same.

POLICY ON SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Alico, Inc., at Post Office Box 338, La Belle, Florida 33975. This information is also contained on the Company’s website at www.alicoinc.com.

DIRECTORS’ COMPENSATION AND MEETING ATTENDANCE

The Company’s Board of Directors held eight (8) meetings during the fiscal year ended August 31, 2006. Effective February 1, 2005, each Director received annual compensation of $32,000 for his or her services as a Director of the Company, payable in quarterly installments. The Lead Director was paid an additional fee of $75,000 payable in quarterly installments. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he or she served. It is the Company’s policy to strongly encourage its Directors to attend the annual meeting of shareholders, in addition to attendance at regular Board and Committee meetings.

BOARD COMMITTEES

The Company currently has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategy Committee. The descriptions set forth below detail information about these Committees’ activities during the 2006 fiscal year, as well as the current composition of each Committee.

Audit Committee

The Audit Committee met nine (9) times during the fiscal year ended August 31, 2006. During the last completed fiscal year, each independent director received $1,000 for each committee meeting attended in person, and $500 for each meeting attended telephonically. The Chairman of the Audit Committee was paid additional annual compensation of $10,000 in quarterly installments. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company’s independent registered certified public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, to review required SEC filings and to review the adequacy of the system of internal accounting control, procedures and practices. The Committee’s report on its activities for the 2006 fiscal year starts on page 19 of this proxy statement. Fees paid to the Company’s independent registered auditors during the fiscal year ended August 31, 2006 are set forth on page 20. The Audit Committee operates pursuant to a Charter approved by the Board, most recently amended in May, 2005. A copy of the revised Charter was attached to the proxy statement relating to the Annual Meeting of Shareholders held in June 10, 2005. The Charter is available on the company’s web site at www.alicoinc.com.

The Audit Committee is composed of four independent non-employee Directors: Phillip S. Dingle (Chairman), Gregory T. Mutz, Evelyn D’An and Dr. Gordon Walker. All members of the Audit Committee are independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Company’s Board of Directors has determined that Mr. Gregory T. Mutz, Mr. Phillip Dingle and Ms. Evelyn D’An are all qualified to serve as financial experts to the Audit Committee. Ms. D’An currently serves as the designated financial expert for the Committee.

Compensation Committee

The Compensation Committee met five (5) times during the fiscal year ended August 31, 2006. Outside directors were paid $1,000 for each committee meeting attended in person, and $500 for each meeting attended telephonically. The chairman of the Compensation Committee was paid additional annual compensation of $5,000 payable in quarterly installments, The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The Compensation Committee’s report on executive compensation is set forth on page 13.

This Committee is currently composed of three directors: Gregory T. Mutz, Dr. Gordon Walker, and Charles L. Palmer (Chairman).

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee is an officer or employee of the Company. In addition, there are no interlocking relationships between any of these directors and any other executive officer of the Company, and each of them is independent under the listing standards of Nasdaq. A copy of the compensation charter is posted on the Company’s website at www.alicoinc.com.

Nominating and Governance Committee

The Nominating and Governance Committee, which is composed of three directors, is charged with identifying individuals qualified to become board members, recommending to the Board the director nominees for the next annual meeting of shareholders or to fill vacancies between annual meetings, and with various corporate governance oversight responsibilities. The Nominating Committee met three (3) times during the fiscal year ended August 31, 2006. The Committee operates pursuant to a Charter, a copy of which was attached to the proxy statement for the shareholders meeting held on June 10, 2005, and is also posted on the Company’s website at www.alicoinc.com. The Nominating and Governance Committee is composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (“Nasdaq”). Currently the members of the Nominating and Governance Committee are: Gregory T. Mutz, Charles Palmer and Dr. Gordon Walker, with Dr. Walker serving as Chairman of the Committee.

The chairman of the Nominating and Governance Committee was paid additional annual compensation of $5,000 payable in quarterly installments and independent directors serving on this committee were paid $1,000 for each committee meeting attended in person, and $500 for each meeting attended telephonically.

The Nominating and Governance Committee and the Board require that all candidates for directors be persons of integrity and sound ethical character, be able to represent all shareholders fairly, have no interests that materially conflict with those of the Company and its shareholders, have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company and have adequate time to devote to service on the Board. The Board also evaluates candidates based on their independence from the Company, financial literacy, knowledge of the Company’s industry and experience serving on other Boards. For each annual meeting of the Company’s shareholders, the Nominating and Governance Committee nominates qualified incumbent directors who continue to satisfy the foregoing criteria for membership on the Board, whom the Committee believes will continue to make important contributions to the Board and who consent to stand for reelection and, if re-elected, to continue their service on the Board. If there are Board positions for which the Nominating and Governance Committee will not be re-nominating a qualified incumbent, the Committee’s members will solicit recommendations for nominees from persons they believe are likely to be familiar with qualified candidates, including members of the Board and senior management. The Nominating and Governance Committee may also engage a search firm to assist in identifying qualified candidates and will consider recommendations for director nominations submitted by shareholders entitled to vote generally in the election of shareholders, in accordance with Committee’s policy for such shareholder recommendations as described herein. The Nominating and Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Nominating and Governance Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Committee may solicit the views of management and other members of the Board and may conduct interviews of proposed candidates. The Company did not pay any fees to a third party in connection with the identification or evaluation of potential nominees for the year ended August 31, 2006. The company paid $176,000 for the year ended August 31, 2005 to a third party in connection with the identification or evaluation of potential nominees.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any director candidates recommended by shareholders. The criteria for consideration of shareholder recommendations are as follows: (a) for each annual meeting of the Company’s shareholders, the Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for directors will be considered, and (c) in considering shareholder recommendations, the Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the annual meeting date. The Nominating and Governance Committee will not consider other candidates when a qualified incumbent consents to stand for re- election. A shareholder wishing to recommend to the Nominating and Governance Committee a candidate for election as a director must submit the recommendation in writing to the Nominating Committee, in care of the Company’s corporate secretary at the address of the Company’s headquarters. Submissions recommending candidates for election at the next annual meeting must comply with the same deadline as other shareholder proposals for such meeting; that is, the recommendations must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. In the event that the date of the next annual meeting of shareholders is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission must be made in a reasonable time in advance of the mailing of the Company’s next annual proxy statements. Each nominating recommendation must include such specified information concerning the shareholder group of shareholders making the recommendations as the Nominating and Governance Committee may determine from time to time, the name of the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as a director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Nominating and Governance Committee, if the Committee decides in its discretion to do so.

All director nominees approved by the Nominating and Governance Committee for inclusion in the Company’s proxy card for the next annual meeting are directors who were elected at the last Annual Meeting of Shareholders held on January 6, 2006 and who are standing for re-election, with the exception of Robert J. Viguet, Jr., who was elected by the Board on September 29, 2006.

Strategy Committee

The Strategy Committee, which is composed of five Directors, reviews with the Chief Executive Officer, the President and other management of the Company, the long-range financial and strategic objectives for the Company. Messrs. Dingle, Mutz, Palmer, Troutman and Walker serve on this Committee, with Dr. Walker serving as Chairman of the Committee. The Strategy Committee met twice during fiscal 2006. The Charter for the Strategy Committee is available on the company’s web site at www.alicoinc.com.

CODE OF ETHICS

On May 3, 2005 the Board of Directors amended the Company’s Code of Business Conduct and Ethics, originally adopted during fiscal 2003. This Code of Ethics applies to all directors, officers and employees and includes a “Whistleblower Policy” with procedures for the submission of complaints or concerns regarding financial statement disclosures and other matters. A copy of the revised Code of Ethics is posted on the Company’s website at www.alicoinc.com. Any person will be provided with a copy of such Code of Ethics without charge upon written request to the Company’s address, attention: Denise Plair, Corporate Secretary. A copy of the revised Code of Ethics may also be found as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 2006.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The Company seeks to attract, motivate and retain highly qualified employees at all levels, and in particular, those whose performance is most critical to the Company’s success. To accomplish this, the Company is willing to provide competitive compensation to motivate and reward performance. The compensation programs of Alico, Inc. are an integral part of the Company’s strategy for producing superior returns for its shareholders.

The basic components of the Company’s executive compensation programs are (a) base salary which is reviewed annually, (b) an annual performance based cash incentive plan known as the Management Bonus Plan (MBP) and (c) long-term incentive compensation realized through the Company’s 1998 Incentive Equity Plan grants and participation in the management security plan (MSP) for certain executives.

The programs are designed to provide executives with competitive compensation that maintains a balance between cash and stock compensation and provides a significant portion of total compensation at risk, tied to both annual and long-term performance of the individual and the Company, as well as to the creation of shareholder value.

The core principles underlying the framework for the programs are:

•	Total compensation must be competitive—the value will be based on comparable size and industry companies’ pay opportunities and will target levels that will attract, motivate and retain the best talented executives. Overall, the executive compensation package is generally targeted to approximate the median compensation in relation to comparable companies relative to size and similar positions of responsibilities. The Company’s total compensation program takes into consideration the compensation practices of a group of peer companies and other selected companies of comparable size.

•	Significant Portion of Pay must be performance based—a significant part of each executive’s annual cash compensation is directly linked to a combination of the overall performance of the corporation, his or her division and his or her individual financial and non-financial performance goals and metrics. The annual bonus plan provides a competitive cash payment based on the achievement of predetermined business plan financial goals and metrics.

•	A portion of the total compensation should be equity-based—The Committee believes that in order to better align senior management’s performance with that of the shareholder interests, the compensation program should also include an equity stake for senior executives who have the ability to significantly impact performance. The Company wants to encourage these executives to manage from the perspective of owners with an equity stake in the Company. For this purpose the Company utilizes its 1998 Incentive Equity Plan, pursuant to which employees of the Company may be selected to receive stock options, restricted stock awards, or stock appreciation rights.

•	Compensation should instill a long-term commitment to the Company—in order to effectively retain and motivate executives, the Committee wants to provide a strong program to enhance continuity and to promote long-term thinking among the Company’s management team.

Implementation of the Compensation Philosophy

The Compensation Committee of the Board, comprised entirely of independent directors, is responsible for the review and approval of all compensation actions for the Chief Executive Officer, and, with the Chief Executive’s input, the Chief Operating Officer, the Chief Financial Officer and the other members of the executive management of the Company and to provide oversight of the Company’s executive compensation programs and philosophy. The Compensation Committee’s recommendations are submitted to the Board for its acceptance.

Application of the Company’s Executive Compensation Program in Fiscal 2006

During the first half of the 2006 fiscal year, the Compensation Committee met with the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer to discuss base salary and incentive compensation for each of them and to elicit their recommendations concerning the compensation for members of executive management who directly reported to them. The Committee also reviewed information available to it concerning compensation standards for similar positions in Florida with similarly sized Companies and reviewed the historical compensation, and performance of each such individual during the preceding fiscal year as well as the Company’s performance during the period as compared to other similar companies and as compared to last year.

The Committee then established a base salary and incentive performance bonus target based on a percentage of base salary and tied to achievement of performance goals for each of the Chief Executive Officer and the Chief Financial Officer and asked the Chief Executive Officer to establish such targets and goals for the Chief Operating Officer and each of the other senior management officers.

The base salary of the Chief Executive Officer was set at $315,000 for the 2006 fiscal year which was an increase of $15,000 over the prior year. The target bonus for the Chief Executive officer was set at 100% of his base salary with the amount and payment conditioned in varying percentages upon achieving certain specified goals.

The Chief Operating Officer was hired April 17, 2006 and his base salary was set at $275,000 at that time. His target incentive bonus was set at 50% of base salary. Additionally, at the time of hire, the Company granted to him 20,000 shares of restricted common stock which vest over 7 years, 25% a year beginning in the 4th year after hire. He is entitled to all dividends declared on these restricted shares which totaled $5,000 in fiscal 2006. The fair market value of a share of the Company’s stock at the time of grant was $42.17 per share. The fair market value of these shares on August 31, 2006 was $1,170,400.

The base salary of the Chief Financial Officer was set at $110,000 which was an increase of $10,000 over the previous year and his target bonus was set at 50% of his base salary with the amount and payment conditioned on his achievement of separate specified goals which were recommended by the Chief Executive Officer and adopted by the Committee. The Chief Executive Officer also recommended base salaries for each of the other senior management personnel and set performance goals for each.

After the end of the 2006 fiscal year, the Compensation Committee reviewed the performance goals and determined that both the Chief Executive Officer and the Chief Financial Officer had satisfactorily accomplished the performance goals established by the Committee entitling each of them to a full bonus with one exception which related to the elimination of the material weakness in internal controls which was first reported in the Company’s Annual Report on Form 10K for the fiscal year ended August 31, 2005 and was still continuing as of the end of the fiscal year ending August 31, 2006. This exception is discussed in more detail below. The Committee decided on October 27, 2006, that Mr. Alexander’s cash bonus for fiscal 2006 would be $250,000 which was a reduction of $65,000 from his target. This reduction was made because at the same time the Committee also determined that it was appropriate to include in his compensation package a grant of 20,000 shares of restricted common stock as a part of its philosophy to align compensation with stock performance for selected senior executives. Four thousand of these shares with a market value at the date of grant equal to $248,000 vested immediately and were accounted for as compensation expense in the 2006 fiscal year with the balance vesting over the next 4 years at 4,000 shares per year. The fair market value of a share of the Company’s common stock on October 27th, the date of grant, was $62.00.

Total Compensation

The Company intends to continue its strategy of compensating its Chief Executive, Chief Financial and Chief Operating Officers for the fiscal year through programs that emphasize performance-based incentive compensation and instill a long-term commitment to the Company. To that end, executive compensation is tied directly to the performance of the Company and also takes into account individual performance, striving to attain a balance between Company financial performance and shareholder return. The Committee believes that the compensation of its executive officers for 2006 was consistent with Company financial performance and the individual performance of each of the Named Executive Officers, and also believes that the compensation was reasonable in its totality. Compensation tally sheets for each of the Named Executive Officers were prepared and reviewed by the Committee. These tally sheets affixed dollar amounts to all components of the Named Executive Officers’ 2006 compensation, including current pay (salary and bonus), deferred compensation, outstanding equity awards, benefits and perquisites, all as disclosed on the Summary Compensation Table set forth on page 16. The Committee has committed to review tally sheets at least on an annual basis.

In setting incentive compensation bonuses for the Chief Financial Officer and the Chief Executive Officer, the Committee reviewed the continuation of the material weakness and determined that while significant progress had been made in rectifying the weakness during the fiscal year, management had determined that the material weakness continued. This resulted from the discovery by the Company’s auditors of undetected adjustments which would otherwise have constituted a significant deficiency because they fell below the level of the material weakness threshold as predetermined by the Company’s Board but none-the-less lead management to believe that the material weakness previously determined was continuing under the circumstances. Upon completion of this review, the Committee decided to pay the full target incentive bonus to each of the Chief Executive Officer and the Chief Financial Officer for the 2006 fiscal year because: (i) the size of the deficiency was below the previously set material weakness threshold, (ii) there was no fraud involved, (iii) the existence of the problem had initially been discovered by the Chief Financial Officer who was unable to determine the necessary adjustments to correct it primarily because of a lack of time, and (iv) the required adjustments in the tax accounts related primarily to the previous year for which a material weakness had already been disclosed and were of such a nature that they were not discovered even by the Company’s outside tax consultant with whom the Chief Financial Officer had consulted. The Committee did, however, inform each of them that a significant portion of next years incentive bonus would be conditioned upon elimination of the material weakness and that there would be no further exceptions for this goal.

The Committee reviewed the performance of the Chief Operating Officer with the Chief Executive Officer and accepted the recommendation of the Chief Executive Officer to pay him a bonus of $100,000 based on the determination that he had met and exceeded all of the performance goals required to award him more than his full incentive bonus on a prorated basis.

The compensation of the Chief Executive Officer was established using the criteria as set forth above.

Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is not deductible for tax purposes. It is the responsibility of the Compensation Committee to determine whether any actions with respect to this compensation limit should be taken by the Company. During fiscal year 2006 no executive officer of the Company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during fiscal year 2007. Therefore, the Compensation Committee has not taken any action to date with respect to this limit.

COMPENSATION COMMITTEE

Charles L. Palmer, Chairman

Gregory T. Mutz

Gordon Walker

EXECUTIVE OFFICERS

The following table sets forth certain information on each executive officer of the Company other than John Alexander, for whom this information is previously listed in the table for Nominees for Election as Directors.

Name, Age	Position and Background with the Company
Dan L. Gunter, 59 LaBelle, Florida	President and Chief Operations Officer (since April 17, 2006). Dr. Gunter previously served as Executive Director of the Florida Department of Citrus from July 2004 until he joined the Company. From 2000 until July 2004, Dr. Gunter served as a business consultant to a variety of businesses and to the Florida Citrus Industry Research Conducting Council, for which he coordinated certain activities. From 1992 through 2000, Dr. Gunter served as an officer in various executive positions for Vitality Beverages, Inc., formerly Lykes Bros., Inc., with a focus on sales and marketing management, as well as specific operating P&L responsibilities. He has also held the positions of Assistant and Associate Professor in the Food and Resource Economics department at the University of Florida.

Patrick Murphy, 43 La Belle, Florida	Chief Financial Officer (since April 15, 2005). Previously, Mr. Murphy was the Company’s controller, having held that position since 2002. Mr. Murphy worked for A. Duda and Sons, Inc. as the citrus division controller from February 1999 to September 2002. Previously, he had been in the Company’s accounting department, which he initially joined in 1992.

EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, identifying those whose cash and non-cash compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
	Fiscal			Restricted Stock	Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Awards	Options/SAR	Compensation (2)
John R. Alexander Chairman and Chief Executive Officer (3)	2006 2005 2004	310,000 134,231 —	250,000 130,000 —	248,000 — —	— — —	32,540 16,863 —

Dan L. Gunter President and Chief Operating Officer	2006	103,125	100,000	40,162	—	19,611

Patrick W. Murphy Vice President and Chief Financial Officer	2006 2005	106,667 83,292	50,000 25,300	— —	— —	23,126 14,695

(1)	Represents compensation for discretionary cash bonuses which are based on individual and company performance.
(2)	Represents Company contributions to the Employees’ Profit Sharing Plan, a nonqualified defined benefit retirement plan, matching contributions under the Company’s 401(k) Plan, Company provided vehicles and life insurance benefits in excess of $50,000.
(3)	Mr. Alexander commenced his term as Chairman in February 2004. He also served as Chief Executive Officer from February through June 2004. While at his request he received no compensation for his service in officer positions, Mr. John R. Alexander did receive $18,000 in director fees for 2004 and $24,250 in 2005, which are not included in the table above. Mr. Alexander served as the Company’s Chief Executive Officer and Chairman of the Board, with an annual salary of $315,000 effective as of January 1, 2006.

Common Stock Performance

The following graph compares the value of $100 invested on September 1, 2001 in the Company’s common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index consists of four companies, all of which are agribusiness concerns, one of which is based in Florida: Alexander & Baldwin, Inc., Consolidated Tomoka Land Co., Scheid Vineyards, Inc., and Tejon Ranch Co. The total return includes the reinvestment of dividends. There can be no assurance that the Company’s stock performance will continue in the future with the same or similar trends depicted in the graph below:

	Base Period Aug 01	INDEXED RETURNS Years Ending
Company Name / Index		Aug 02	Aug 03	Aug 04	Aug 05	Aug 06
ALICO INC.	$100	$103.82	$104.33	$165.34	$199.07	$229.70
S&P 500 INDEX (1)	100	82.01	91.90	102.43	115.29	125.53
PEER GROUP (2)	100	89.55	118.41	134.27	223.69	192.01

(1)	Total return calculations for the S&P 500 Index were performed by Standard & Poor’s Compustat Services, Inc.
(2)	Total return calculations for the peer group index (consisting of four companies) were performed by Standard and Poor’s Compustat Services, Inc.

Contingent Compensation

1998 Incentive Equity Plan

The Company maintains an incentive equity plan (the “Incentive Equity Plan”) pursuant to which Board members and employees selected by the Board of Directors may receive options to purchase Company common stock, awards of restricted stock, and stock appreciation rights (SARs). The purpose of the Incentive Equity Plan is to advance the interests of the Company and its shareholders by offering participants an opportunity to acquire or increase their proprietary interests in the Company, and thereby receiving additional incentives to achieve the Company’s objectives. No stock options, SARs or restricted stock may be granted under the Incentive Equity Plan on or after the tenth anniversary of the Incentive Equity plan’s effective date. The Incentive Equity Plan is administered by the Board of Directors.

Pension and Profit Sharing

The Company operates a Profit Sharing Plan under Section 401(k) of the Internal Revenue Code (the “Plan”). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after three (3) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of seven (7) years of service.

The Plan is fully funded by contributions from the Company, except for such contributions of employees electing to take advantage of the salary reduction feature. Contributions by the Company are determined by the Board of Directors from time to time with allocations to employee accounts based on each participant’s compensation. Under the Plan, the Company matches 2% of the first 4% of gross wages contributed by participants. The Plan also includes a voluntary employee contribution provision pursuant to Section 40l(k) of the Internal Revenue Code, which allows employees to contribute up to 20% of their salary, or a maximum of $14,000. All 40l(k) accounts are 100% vested.

Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended August 31, 2006, the Company contributed a total of $463,000 to this Plan.

Additional Plan

The Company has a nonqualified defined benefit retirement plan, which covers officers of the Company, as well as certain management and key personnel (the “Nonqualified Plan”). The Nonqualified Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches age 65 and retires. The participants are required to pay a portion of the cost of the Nonqualified Plan and the Company pays the remaining amount. The expense and future monthly benefit amounts are based on the participant’s annual salary and age at the date of entry into the Nonqualified Plan.

Pension expense for the additional retirement benefits was approximately $613,000, $465,000, and $297,000, for the years ended August 31, 2006, 2005, and 2004 respectively.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company purchased fertilizer and other miscellaneous supplies, services, and operating equipment from Ben Hill Griffin, Inc., on a competitive bid basis, for use in its cattle, sugarcane, sod and citrus operations. Such purchases totaled $3.3 million, $4.2 million and $5.3 million during the years ended August 31, 2006, 2005 and 2004, respectively. Ben Hill Griffin III, the majority stockholder of Ben Hill Griffin, Inc., is John Alexander’s brother-in-law and is the uncle of Mr. Baxter G. Troutman and Mr. Robert E. Lee Caswell.

During fiscal year 2006, Atlantic Blue Group, Inc. (formerly Atlantic Blue Trust, Inc.) (ABG) increased its holdings to approximately 50.5% of the Company’s common stock. By virtue of their ownership percentage, ABG is able to elect all the directors and, consequently, to control the Company. ABG has issued a letter dated September 29, 2006 reaffirming its commitment to maintaining a majority of independent directors on Alico’s board.

No goods or services were purchased or sold between these companies during the fiscal year ending August 31, 2006.

AUDIT COMMITTEE REPORT

The Audit Committee that had primary responsibility for interacting with the Company’s outside auditors during the preparation of the audited financial statements for the fiscal year ended August 31, 2006 (the “audited financial statements”) consisted of the following independent directors, Evelyn D’An, Phillip S. Dingle, Gregory T. Mutz and Gordon Walker.

Evelyn D’An was the designated financial expert for the Committee and was qualified to act in such capacity. The current Committee prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended August 31, 2006 (the “audited financial statements”):

•	The Committee has reviewed and discussed the audited financial statements with the management of the Company.

•	The Committee has discussed with Tedder, James, Worden & Associates, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

•	Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2006, for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE FOR FISCAL YEAR ENDED AUGUST 31, 2006

Phillip S. Dingle, Chairman

Evelyn D’An

Gregory T. Mutz

Gordon Walker

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Beginning June 7, 2004, the company engaged Tedder, James, Worden & Associates Certified Public Accountants, 800 North Magnolia Avenue, Suite 1700, Orlando, FL 32803 as the Company’s independent registered certified public accountant. In addition to performing the year-end audit of the financial statements, the independent registered certified public accountant: (1) performs a limited review of the quarterly financial statements, reviews the financial information included in the Annual Report to Shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange Commission; and (2) prepares the federal and state income tax returns. The firm of Pricewaterhouse Coopers prepares the Federal income tax returns and the Bermuda Statutory return for Agri-Insurance Company, Ltd. All services performed by the independent registered certified public accountants are approved by the Audit Committee of the Board of Directors prior to performance.

Representatives of Tedder, James, Worden & Associates are expected to be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders. Upon the Audit Committee’s recommendation, the Board of Directors reaffirmed continuation of Tedder, James, Worden & Associates as auditors.

The following list details the aggregate fees billed for professional services and expenses by the Company’s Independent Registered Certified Public Accounting firm during fiscal 2006:

	Tedder, James, Worden & Associates	KPMG, LLP	Total
Audit Fees	$489,267	—	$489,267
Audit Related Fees	32,086	$4,000	36,086
Tax Fees	60,640	—	60,640
All Other Fees	—	—	—

Total	$581,993	$4,000	$585,993

There were no fees billed or paid for financial information systems design and/or implementation or for any other fee for services rendered to the Company.

Audit Fees. Consists of fees billed for professional services and expenses rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. The amounts billed to the Company by its independent registered certified public accountants in fiscal 2006 and fiscal 2005 were approximately $489,267 and $266,569, respectively.

Audit-Related Fees. Consists of fees billed for assurance and related services that were related to the performance of the audit or review of the Company’s consolidated financial statements. The amounts billed to the Company by its independent registered certified public accountants in fiscal 2006 for Audit-Related Fees was $36,086; there were no fees billed in fiscal 2005 for such services.

Tax Fees. Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning. The amounts billed to the Company by its independent registered certified public accountants and other tax consultants in fiscal 2006 and fiscal 2005 were $60,640 and $52,494, respectively.

All Other Fees. There were no fees billed or paid in fiscal 2006 or fiscal 2005 in connection with products and services other than the services reported above.

The Audit Committee of the Board of Directors has determined that the provision of the non-audit professional services is compatible with maintaining Tedder, James, Worden & Associates’ independence.

DIRECTORS STOCK COMPENSATION PLAN

The Company adopted a Directors Compensation Plan in April 2005 to encourage stock ownership by the Company’s directors. Under the Plan, each Director who is not an employee of the Company (a “Qualifying Director”) will receive annual compensation of $32,000 for serving as a Director of the Company, payable in quarterly installments. In addition, each Qualifying Director who chairs either the Compensation Committee or the Nominating and Governance Committee shall be paid additional annual compensation of $5,000 payable in quarterly installments, provided that if one Qualifying Director chairs both such committees, only one such payment shall be made. Under the new Amended and Restated Directors Compensation Plan, all Qualifying Directors chairing any committee, as well as the Audit Committee financial expert, would be entitled to the additional annual compensation of $5,000. The Chairman of the Audit Committee shall be paid additional annual compensation of $10,000 payable in quarterly installments. In addition to being reimbursed for all out-of-pocket expenses reasonably incurred by a Qualifying Director in connection with the performance of his or her duties, each Qualifying Director attending a called Board meeting in person shall be paid an attendance fee of $1,000 for such meeting and an additional $1,000 for each committee meeting attended in person. Each Qualifying Director attending a called Board meeting or a committee meeting telephonically, by video remote conferencing or by some other remote communications means shall be paid an attendance payment of $500 for each such meeting. The maximum payment for all such committee meetings attended by a Qualifying Director on the same date shall be $1,000 if attending in person and $500 if attending by telephone, video conference or other remote communications means. The Lead Director is paid an additional fee of $75,000 annually in recognition of increased responsibilities of the position and this compensation is subject to review from time to time by the Board based on the responsibilities and market compensation for such position at the time of review. Payments for Director’s compensation are to be made on the date(s) of the regularly scheduled quarterly or annual Board meeting of the Company, provided that if there is no regularly scheduled quarterly or annual Board meeting for any quarter, the payment shall be made on the last business day of the quarter (a “Payment Date”).

Qualifying Directors who do not have, either directly or indirectly, any beneficial ownership interest in the stock of Atlantic Blue Group, Inc. (an “Eligible Qualifying Director”) are eligible to receive Director’s fees payable in Company Stock. Each such Eligible Qualifying Director may elect to receive all of his or her Director’s compensation payable in any fiscal year in the form of the common stock of the Company by delivering to the Company an election prior to the beginning of the Company’s fiscal year for which the election is to apply, provided that when the Eligible Qualifying Director is first elected to the Company’s Board such election can be made at any time within 45 days of his or her election to the Company’s Board (or 45 days after the adoption by the Board of the Compensation Plan) and approval of the stock issuances hereunder by the shareholders. Once an election is received it shall be irrevocable for the fiscal year to which it applies, and all of the electing Eligible Qualifying Director’s director compensation for that fiscal year will be paid in the form of Company Stock. If a Director makes the election to be paid in Company stock, the compensation to such Director shall be increased to 150% of the specified payment amount, provided that such increase shall only apply to an Eligible Qualified Director who makes such an election for the year for which the election is made. Unless a Director specifically elects to be paid in Company Stock, payment of Director’s fees shall be made by check; payments in Company Stock pursuant to a valid election under the Plan shall be made by delivery by the transfer agent of a certificate made out in the name of the electing Eligible Qualifying Director for the number of shares of Company Stock determined by dividing (i) the total amount of Director compensation payable since the last Payment Date by (ii) the per share price of the Company Stock as of the close of regular trading on the second trading day preceding the Payment Date (the “Stock Price Determination Date”).

The per share price on the Stock Price Determination Date shall be the mean between the closing bid and ask price per share of the Company Stock as reported by the Nasdaq Stock Market (or such other national trading market on which the Company Stock is principally traded) as of the close of regular trading on the Stock Price Determination Date. The Company will use its best efforts to deliver shares which are registered under the Securities Act of 1933 and under applicable state securities laws and are without any restrictive legend or other restriction on resale, except as may be reported in the Company’s proxy statement as a result of the Company’s

Director Stock Ownership Policies. The Company may issue such shares from the Company’s authorized but unissued shares, from shares purchased in the open market by the Company in contemplation of such payments, or from shares otherwise held by the Company to fund such payments. If for any reason the Company cannot deliver shares which have been registered for sale under the Securities Act of 1933 and under applicable state securities laws, the certificates evidencing such shares will contain a legend restricting sale of such securities.

A Qualifying Director electing to receive his or her Director’s compensation in shares of the Company Stock shall be responsible for the payment of all federal, state and local income and other taxes resulting from the issuance of Company Stock pursuant to this Director Compensation Plan.

Please refer below for changes to the Directors Compensation Plan to be effected in the Amended and Restated Directors Compensation Plan.

PROPOSAL TWO

APPROVAL OF AMENDED AND RESTATED DIRECTORS COMPENSATION PLAN

(Item 2 on the Proxy Card)

The Board of Directors has approved and adopted an Amended and Restated Directors Compensation Plan. The Plan was originally adopted in April of 2005 to encourage stock ownership by the Company’s directors. Please refer to the complete description of the Plan under “Directors Stock Compensation Plan” on page 21 of this proxy statement. The Amended and Restated Plan was approved so as to amend the Plan so that all Qualifying Directors chairing any Committee (not just the Compensation or Nominating and Governance Committee as the Plan had previously provided) and the Audit Committee’s financial expert may be paid additional annual compensation of $5,000 payable in quarterly installments for their service on any such committee, provided that if one Qualifying Director chairs both such committees, only one such payment shall be made. The Chairman of the Audit Committee shall continue to be paid additional annual compensation of $10,000 payable in quarterly installments. Additionally, payments of $1,000 for each called Board meeting attended in person and $500 for each Board meeting attended remotely shall be paid to each Director. No other changes were made to the Plan through the Amended and Restated Directors Compensation Plan.

Shareholders are asked to approve the Amended and Restated Plan for the purpose of approving the portion of the Director’s Compensation Plan which allows eligible Qualifying Directors serving on Board Committees to receive additional annual compensation which may in turn be subject to such Director’s election to receive their Director’s compensation in shares of the Company’s Stock. The entire text of the Amended and Restated Director’s Compensation Plan is annexed to this Proxy Statement as Appendix A.

The following Table sets out the benefits that will be received or allocated to each of the individuals named below under the Director’s Compensation Plan, assuming that each eligible Directors elected to receive all of his or her Director’s Fees in shares of the Company’s Stock.

STOCK ELECTION UNDER DIRECTOR’S COMPENSATION PLAN

Name and Position	Dollar Value ($)		Number of Units
John R. Alexander, Chief Executive Officer	—		—
Executive Group	—		—
Non-Executive Director Group	629,500	(1)	11,045	(1)
Non-Executive Officer Employee Group	—		—

(1)

This is an estimate based on six directors currently eligible to participate, assumes that each such eligible director opts to receive their compensation in stock, and includes the value of approximately $629,500 in director’s fees (including compensation to the Lead Director) and meeting attendance fees that would have been received in cash under the Director’s Compensation Plan even if Directors had not elected to receive their fees in shares of the Company Stock. This amount could vary depending on how many meetings are scheduled and on the number of Directors who are elected to the Board. Directors making such election received an additional 50% of the value of the fees they would have otherwise received in cash. The number of units is estimated to be 11,045 based on an estimated value of $56.99 per share, which was the market price on November 30, 2006.

The affirmative vote of at least a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the Director’s Compensation Plan for purposes of giving effect to the stock election component of such Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED COMPENSATION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

DIRECTOR STOCK OWNERSHIP POLICY

In March of 2005, the Company’s Board adopted a Director Stock Purchase Policy requiring that all directors who are not beneficial owners of Atlantic Blue Group, Inc. own Company stock with a market value at all times (other than during the phase-in period specified below) which is equal to or greater than $200,000 dollars (the “Company Director Target Stock Ownership Requirement”). The Company Director Target Stock Ownership Requirement was approved by the Company’s shareholders at the annual meting held on June 10, 2005. In order to provide existing Directors as of the date of the adoption of this policy and new Directors who join the Board of Alico, Inc. after the date of the adoption of this policy the opportunity to meet this requirement over a reasonable period of time, each such Director shall have three years to achieve the overall Company Director Target Stock Ownership Requirement. If the Director is elected to the Board at a time when there is less than 4 months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until the end of the next full fiscal year after his or her election.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

SHAREHOLDERS’ PROPOSALS

Shareholders’ proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by August 15, 2007, for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2007 annual meeting date, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

For any shareholder proposal that is not submitted for inclusion in the 2007 Proxy Statement, but is instead sought to be presented directly at the Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on August 25, 2007 or (ii) receives notice of the proposal before the close of business on August 25, 2007, and advises shareholders in the 2007 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

ANNUAL REPORT ON FORM 10-K

A copy of the 2006 Annual Report on Form 10-K for the fiscal year ended August 31, 2006, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:

Alico, Inc.

P. O. BOX 338

La Belle, Florida 33975

Attention: Denise Plair, Corporate Secretary

By Order of the Board of Directors

Denise Plair

Secretary

APPENDIX A

AMENDED AND RESTATED

ALICO, INC. DIRECTOR COMPENSATION PLAN

Alico, Inc. (the “Company”) believes that it is in the best interest of the Company and its shareholders to have Directors who are fairly compensated for their services and the responsibilities which they assume and which will encourage stock ownership by its Directors in order to align the interests of each Director with the interests of its shareholders. Accordingly, each Director who is not an employee of the Company (a “Qualifying Director”) will be compensated for service as a Director as follows:

1. Annual Payments to Board Members and Committee Chairs. Each Qualifying Director will receive annual compensation for serving as a Director of the Company of $32,000 payable in quarterly installments on each Payment Date set forth below. Additionally, each Qualifying Director will receive compensation of $1,000 for each Board meeting attended in person and $500 for each Board meeting attended telephonically or by video conference. The Board shall be authorized to approve additional annual compensation of $5,000, payable in quarterly installments, to each Qualifying Director who chairs any Board Committee, provided that if one Qualifying Director chairs any two such committees, only one such payment shall be made. The Chairman of the Audit Committee shall be paid additional annual compensation of $10,000 payable in quarterly installments on each Payment Date. The Audit Committee Financial Expert, if different from the Audit Committee Chair, shall be paid additional compensation of $5,000 per year or any part thereof during which such person serves as the Audit Committee Financial Expert. In addition to the foregoing, each Director of the Company shall be entitled to be reimbursed for all out-of-pocket expenses reasonably incurred by the Director in connection with the performance of his or her duties. The Lead Director shall be paid an additional fee of $75,000, in recognition of increased responsibilities, which amount may be revised from time to time by the Board based on responsibilities at that time and on market compensation for such positions at that time.

2. Committee Meeting Payments. Each Qualifying Director attending a called Board committee meeting in person shall be paid a committee attendance payment of $1,000 for such meeting. Each Qualifying Director attending a called Board committee meeting telephonically, by video remote conferencing or by some other remote communications means shall be paid a committee attendance payment of $500 for each such meeting. If the committee meeting is on the same day as a called or regularly scheduled Board meeting and there is one or more other called Board committee meetings on the same date which is attended by such Qualifying Director, then the maximum payment for all such committee meetings attended by such Qualifying Director on that date shall be $1,000 if attending in person and $500 if attending by telephone, video conference or other remote communications means.

3. Payment Increase for Eligible Qualifying Directors Who Elect Payment In Company Stock For a Fiscal Year. Payments to an Eligible Qualifying Director, as defined in paragraph 6 below, who elects to receive all of his or her director’s compensation payable in any fiscal year in the form of the common stock of the Company (“Company Stock”) as provided in paragraph 6 below, shall be increased to 150% of the specified payment amount, provided that such increase shall only apply to an eligible Qualified Director who makes such an election for the year for which the election is made.

4. Payment Dates. All payments due under Paragraphs (1) and (2) above shall be made quarterly on the date (“Payment Date”) of the regularly scheduled quarterly or annual Board meeting of the Company, provided that if there is no regularly scheduled quarterly or annual Board meeting for any quarter, the payment shall be made on the last business day of the quarter.

5. Payment Method. Unless the Qualifying Director has elected to be paid in Company Stock as provided in paragraph 6 below, payments of Director’s fees shall be made by Company check. Payments in Company Stock pursuant to a valid election under paragraph 6 below shall be made by delivery by the transfer agent of a certificate made out in the name of the electing eligible Qualifying Director for the number of Company Stock determined by dividing (i) the total amount of director compensation payable since the last Payment Date (adjusted as provided in

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paragraph 3 above) by (ii) the per share price of the Company Stock as of the close of regular trading on the second trading day preceding the Payment Date (the “Stock Price Determination Date”). The per share price on the Stock Price Determination Date shall be the mean between the closing bid and ask price per share of the Company Stock as reported by the Nasdaq Stock Market (or such other national trading market on which the Company Stock is principally traded) as of the close of regular trading on the Stock Price Determination Date. The Company will use its best efforts to deliver shares which are registered under the Securities Act of 1933 and under applicable state securities laws and are without any restrictive legend or other restriction on resale, except as may be reported in the Company’s proxy statement as a result of the Company’s Director Stock Ownership Policies. The Company may issue such shares from the Company’s authorized but unissued shares, from shares purchased in the open market by the Company in contemplation of such payments, or from shares otherwise held by the Company to fund such payments. If for any reason the Company cannot deliver shares which have been registered for sale under the Securities Act of 1933 and under applicable state securities laws, the certificates evidencing such shares will contain a legend restricting sale as follows:

Holder agrees and represents to the Company that he or she, as applicable, is taking such shares for investment and not with a view to the subsequent resale or other disposition and will hold these shares until they are subsequently registered or he or she is advised by the Company that the shares can be resold without registration under applicable state and federal securities laws or he or she delivers an opinion of competent counsel acceptable to the Company that the shares may be resold without registration under applicable state and federal securities laws.

6. Election To Be Paid in Company Stock. Qualifying Directors who do not have, either directly or indirectly, any beneficial ownership interest in the stock of Atlantic Blue Group, Inc. (“Eligible Qualifying Directors”) shall be eligible to receive Director’s fees payable in Company Stock as follows:

(a) In order to elect to receive Director’s fees for a fiscal year in Company Stock, an eligible Qualifying Director must deliver to the Company an election prior to the beginning of the Company’s fiscal year for which the election is to apply, provided that when the Eligible Qualifying Director is first elected to the Company’s Board such election can be made at any time within 45 days of his or her election to the Company’s Board (or 45 days after the adoption by the Board of this Compensation Plan). Once an election is received it shall be irrevocable for the fiscal year to which it applies, and all of the electing eligible Qualifying Director’s director compensation for that fiscal year will be paid in the form of Company Stock as provided in paragraph 5 above.

(b) The electing Eligible Qualifying Director shall be responsible for the payment of all federal, state and local income and other taxes resulting from the issuance of Company Stock pursuant to this Director Compensation Plan and should consult with his or her own tax advisor relating to his or her filing and payment obligations as a result of receiving such Company Stock. The Company will not withhold tax payments on the stock issuances pursuant to this plan and will issue 1099’s to each Director annually which will set forth the value of the Stock at the time of issuance, which will be reported as income to the recipient and which will also be filed with the Internal Revenue Service.

(c) Each electing Eligible Qualifying Director agrees by his or her election to participate in this plan that he or she will hold the Company Stock received in this plan for investment and will not sell or otherwise dispose of any of it until the earlier of a time when: (i) after such sale or disposition the Director will beneficially own of record stock shares of Company Stock equal to or greater than the Company Director Target Stock Ownership Requirements (or during any Phase-In Period, the Phase-In Targets Ownership Requirement) set forth in the Company’s Director Stock Ownership Policy, a copy of which is attached hereto as Exhibit A, as it may be amended from time to time; (ii) the electing Eligible Qualifying Director ceases to be a Director of the Company; or (iii) a Change of Control of the Company as defined below has occurred. For purposes of the foregoing, a Change of Control of the Company shall be deemed to have occurred when: (i) a shareholder or group of shareholders acting in concert, other than Atlantic Blue Group, Inc. or one of its Affiliates, beneficially owns more than 40% of the outstanding shares of Company Stock; or, (ii) a majority of the members of the Board of Directors of the Company are persons who are not currently members of the Company’s Board or members elected or nominated by members of the Company’s Board.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints JOHN R. ALEXANDER and GREGORY T. MUTZ, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on November 30, 2006, at the Annual Meeting of Shareholders of the Company to be held on Friday January 19, 2007 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

Please mark your votes as indicated in this example.    ☒

1.     ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.)

Nominees:	John R. Alexander Phillip S. Dingle Baxter G. Troutman	Robert E. Lee Caswell Gregory T. Mutz Robert J. Viguet, Jr.	Evelyn D’An Charles L. Palmer Gordon Walker

2.     Approval of Amended and Restated Director Compensation Plan.

☐ FOR approval of Amended and Restated Director Compensation Plan	☐ WITHHOLD approval of Amended and Restated Director Compensation Plan

3.     In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

(Continued and to be signed on the other side)

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated December 12, 2006. This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.

Dated , 2006

Signature of Shareholder

Signature of Shareholder (if held jointly) (Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES

ALICO, INC.

P.O. BOX 338

LA BELLE, FL 33975

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alico, Inc., c/o Computershare, 200 Mcgaw Drive, Edison, NJ 08837.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ALCIN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALICO, INC.

1.     ELECTION OF DIRECTORS:

Nominees:		For All	Withhold All	For All Except
01) John R. Alexander	06) Charles L. Palmer				To withhold authority to
02) Robert E. Lee Caswell	07) Baxter G. Troutman	☐	☐	☐	vote for any individual
03) Evelyn D’An	08) Robert J. Viguet, Jr.				nominee, mark “For All Except”
04) Phillip S. Dingle	09) Gordon Walker				and write the nominees’
05) Gregory T. Mutz					number on the line below.

2.     Approval of Amended and Restated Director Compensation Plan.

☐ FOR	☐ WITHHOLD APPROVAL

3.     In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1 and FOR PROPOSAL 2.

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES.

(Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date